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                                                                     EXHIBIT 2.4


                                December 27, 1999



The Persons on Attached Schedule I


                  Re: Letter Agreement dated October 20, 1999 and Agreement and Plan of Merger dated August 13, 1999

Dear Ladies and Gentlemen:

                  This letter agreement ("Second Letter Agreement") serves as
(i) an amendment to the letter agreement dated as of October 20, 1999, by and among PentaStar Communications, Inc., OC Mergerco 2, Inc., ICM Communications Integration, Inc. and the Shareholders of ICM Communications Integration, Inc. (the "First Letter Agreement"), which amended the Agreement and Plan of Merger dated as of August 13, 1999 by and among the same parties (as so amended by the First Letter Agreement, the "Agreement"), and (ii) an amendment to the Agreement. All capitalized terms used in this Second Letter Agreement without definition have the respective meanings given to them in the Agreement.

                  The parties hereby amend the Agreement as follows:

                  1. Section 2(d) of the First Letter Agreement is amended and restated in its entirety as follows:

                  (d) If, after the Closing Date, the Acquiror receives payment from US West in respect of an August/September Receivable, the Acquiror will immediately deliver (i) the amount of such August/September Receivable, netted as set forth in the definition thereof, less (ii) 15% of such August/September Receivable, to the Shareholders in the same proportions that the Cash Purchase Price Amount is paid to them pursuant to Section 2(k) of the Agreement. The Acquiror shall be responsible for the income Taxes payable with respect to any such payment received from US West in respect of an August/September Receivable.

                  2. The first sentence of Section 2(l) of the Agreement is amended and restated in its entirety as follows:

                  (l) Closing Date Balance Sheet. Within 90 days after the Closing Date, an audited balance sheet for the Company will be prepared as of the Closing Date (the "Closing Date Balance Sheet") and delivered to PentaStar and the Shareholders.

                  By signing below, you acknowledge and agree that (a) this Second Letter Agreement amends the First Letter Agreement and the Agreement as set forth above, (b) in the event of any conflict among this Second Letter Agreement, the First Letter Agreement and the Agreement, this Second Letter Agreement shall control, and (c) the First Letter Agreement, as


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amended by this Second Letter Agreement, and the Agreement, as amended by the
First Letter Agreement and this Second Letter Agreement, remain in full force and effect.

                                               Very truly yours,

                                               PENTASTAR COMMUNICATIONS, INC.


                                               By:        /s/ Richard M. Tyler
                                                  -----------------------------
                                               Name:      Richard M. Tyler
                                               Title:     Vice President


                                               OC MERGERCO 2, INC.


                                               By:        /s/ Richard M. Tyler
                                                  -----------------------------
                                               Name:      Richard M. Tyler
                                               Title:     Vice President

         Agreed and accepted this 27 day of December, 1999, effective as of August 13, 1999.


                                               SHAREHOLDERS:


                                               /s/ Dennis Schillinger
                                               --------------------------------
                                               Dennis Schillinger


                                               /s/ N. van Gelder
                                               --------------------------------
                                               Nicolas van Gelder


                                               /s/ Norma A. Douthit
                                               --------------------------------
                                               Norma Douthit


                                               /s/ John R. Hall
                                               --------------------------------
                                               John Hall

                                       2

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                                               /s/ Charles E. Gibson
                                               --------------------------------
                                               Charles Gibson


                                               /s/ JD Murphy
                                               --------------------------------
                                               Jeanette Murphy


                                               /s/ R. Johnson
                                               --------------------------------
                                               Rick Johnson


                                               /s/ Ed Peterson
                                               --------------------------------
                                               Ed Peterson



Spouses of Shareholders (not Shareholders)



/s/ Monica Schillinger
------------------------------------------
Monica Schillinger



/s/ Kirsten van Gelder
------------------------------------------
Kirstin van Gelder



/s/ David T. Douthit
------------------------------------------
David T. Douthit



/s/ Judy Gibson
------------------------------------------
Judy Gibson


                                       3

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/s/ Dennis M. Balscio
------------------------------------------
Dennis M. Baluseio



/s/ MA  Johnson
------------------------------------------
Margaret Johnson



/s/ Glenda Blackburn
------------------------------------------
Glenda Blackburn



                                       4

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                                   SCHEDULE I

Dennis Schillinger
Nicolas van Gelder
Norma Douthit
John Hall
Charles Gibson
Jeanette Murphy
Rick Johnson
Ed Peterson




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